Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of IndexIQ ETF Trust of our report dated June 28, 2022, relating to the financial statements and financial highlights for the funds constituting IndexIQ ETF Trust listed in Appendix A (the “Funds”), which appears in the Funds’ Annual Report on Form N-CSR for the period ended April 30, 2022. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

August 29, 2022

Appendix A

IQ Hedge Multi-Strategy Tracker ETF

IQ Hedge Macro Tracker ETF

IQ Hedge Market Neutral Tracker ETF

IQ Hedge Long/Short Tracker ETF

IQ Hedge Event-Driven Tracker ETF

IQ Real Return ETF

IQ Merger Arbitrage ETF

IQ Global Resources ETF

IQ Chaikin U.S. Large Cap ETF

IQ Chaikin U.S. Small Cap ETF

IQ FTSE International Equity Currency Neutral ETF (formerly, IQ 50 Percent Hedged FTSE International ETF)

IQ 500 International ETF

IQ Candriam ESG U.S. Large Cap Equity ETF (formerly, IQ Candriam US Equity ETF)

IQ Candriam ESG International Equity ETF

IQ S&P High Yield Low Volatility Bond ETF

IQ Healthy Hearts ETF

IQ Clean Oceans ETF

IQ Engender Equality ETF

IQ Cleaner Transport ETF

IQ U.S. Large Cap R&D Leaders ETF

IQ U.S. Mid Cap R&D Leaders ETF

IQ Global Equity R&D Leaders ETF

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